Table of Contents

Filed pursuant to Rule 424(b)(5)
Registration No. 333-286763

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS EFFECTIVE AS OF May 1, 2025)

MIND TECHNOLOGY, INC.

Up to $25,000,000 of
Common Stock

This prospectus supplement and the accompanying base prospectus relate to the offer and sale of shares of our common stock having an aggregate offering price of up to $25,000,000, par value $0.01 per share (“common stock”) from time to time through or to Lucid Capital Markets LLC, as our agent or principal (the “Sales Agent”). On August 28, 2025, we entered into an at the market offering agreement (the “ATM Agreement”) with the Sales Agent, which has been filed as an exhibit to the Current Report on Form 8-K of MIND Technology, Inc., filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on September 2, 2025. Such exhibit is incorporated herein by reference. The sales of our common stock, if any, will be made in accordance with the terms of the ATM Agreement. Our amended and restated certificate of incorporation (our “certificate of incorporation”) authorizes us to issue up to 40,000,000 shares of common stock. As of August 29, 2025, 7,969,421 shares of our common stock were outstanding.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made by the Sales Agent by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Capital Market (the “Nasdaq”), on any other existing trading market for our common stock, sales made to or through a market maker other than on an exchange or, if specified in a written notice from MIND Technology, Inc., by any other method permitted by law, including, but not limited to, in negotiated transactions. The Sales Agent will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between the Sales Agent and us. Under the terms of the ATM Agreement, the Sales Agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sales of shares of our common stock, as further described herein under the caption “Plan of Distribution.” There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

On August 29, 2025, the last reported sales price of our common stock on the Nasdaq was $10.12 per share. The aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $79.0 million, based on 7,969,421 shares of outstanding common stock as of August 29, 2025, of which 7,802,200 were held by non-affiliates, and a per share price of $10.12 based on the closing sale price of our common stock on August 29, 2025.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 7 OF THE ACCOMPANYING BASE PROSPECTUS AND THE OTHER RISK FACTORS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lucid Capital Markets

________________________

The date of this prospectus supplement is September 2, 2025.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this offering and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. This prospectus supplement may also add to, update or change information contained in the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

You should not assume that the information contained in this prospectus supplement or the base prospectus, as well as the information that we have previously filed with the SEC that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus supplement to the “Company,” “MIND,” “we,” “our” and “us” refer to MIND Technology, Inc. and its subsidiaries on a consolidated basis.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.

None of MIND Technology, Inc., the Sales Agent or any of their representatives are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-13490) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.mind-technology.com. Our website and the information contained therein or connected thereto are not a part of this prospectus supplement or the registration statement of which it forms a part and are not incorporated by reference into this prospectus supplement or the registration statement of which it forms a part.

This prospectus supplement and the base prospectus are part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

(1)

Our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 filed on April 25, 2025, including information specifically incorporated by reference therein from our Proxy Statement for our 2025 Annual Meeting of Shareholders;

(2)	Our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2025 filed on June 11, 2025;

(3)	Our Current Reports on Form 8-K filed with the SEC on May 16, 2025, June 4, 2025 and July 21, 2025 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

(4)

The description of our capital stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K, filed with the SEC on April 25, 2025, including any amendments or reports we file for purposes of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, at no cost, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

MIND Technology, Inc.
2002 Timberloch Place
Suite 400
The Woodlands, Texas 77380
Attention: Corporate Secretary
(281) 353-4475

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “may,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” and other similar expressions identify forward-looking statements and express expectations about future events. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	risks associated with our manufacturing operations including availability and reliability of materials and components as well the reliability of the products that we manufacture and sell;
●	loss of significant customers;
●

the impact of disruptions in global supply chains due to various factors, including certain components and materials becoming unavailable, increased lead times for components and materials, as well as increased costs for such items;

●	demands from suppliers for advance payments could increase our need for working capital; inability to access such working capital could impede our ability to complete orders;
●	increased competition;
●	loss of key suppliers;
●	intellectual property claims by third parties;
●	the effect of uncertainty in financial markets on our customers’ and our ability to obtain financing;
●	our ability to successfully execute strategic initiatives to grow our business;
●	uncertainties regarding our foreign operations, including political, economic, currency, environmental regulation and export compliance risks;
●	seasonal fluctuations that can adversely affect our business;
●	fluctuations due to circumstances beyond our control or that of our customers;
●	defaults by customers on amounts due to us;
●	possible further impairment of our long-lived assets due to technological obsolescence or changes in anticipated cash flow generated from those assets;
●	inability to obtain funding or to obtain funding under acceptable terms;
●	changes in government spending, including efforts by the U.S. and other governments to decrease spending, or as a result of U.S. or other administration transition;
●

efforts by U.S. Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature and effect of such efforts;

●	fluctuations in demand for seismic data, which is dependent on the level of spending by oil and gas companies for exploration, production and development activities;
●	inflation and price volatility in the global economy that could negatively impact our business and results of operations;
●	the consequences of future geopolitical events, which we cannot predict but which may adversely affect the markets in which we operate, our operations, or our results of operations; and
●	negative impacts to our business from security threats, including cybersecurity threats, and other disruptions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus supplement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus supplement for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of our common stock. Please read “Risk Factors” on page S-9 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025 for information regarding risks you should consider before investing in our common stock.

Our Company

MIND Technology, Inc., a Delaware corporation (the “Company”), was incorporated in 1987. The Company, through its wholly owned subsidiaries, Seamap Pte Ltd, MIND Maritime Acoustics, LLC, Seamap (Malaysia) Sdn Bhd and Seamap (UK) Ltd, operates in one segment, Seamap. Our Seamap business designs, manufactures and sells a broad range of proprietary products for the seismic, hydrographic and offshore industries with product sales and support facilities based in Singapore, Malaysia, the United Kingdom and the state of Texas. Seamap’s primary products include (i) the GunLink seismic source acquisition and control systems; (ii) the BuoyLink RGPS tracking system used to provide precise positioning of seismic sources and streamers (marine recording channels that are towed behind a vessel) and (iii) SeaLink marine sensors and solid streamer systems (collectively, the “SeaLink” product line or “towed streamer products”). These towed streamer products are primarily designed for three-dimensional, high-resolution marine surveys in marine survey applications, and its customers include foreign and domestic commercial marine survey companies and various governmental institutions.

Corporate Information

Our principal executive offices are located at 2002 Timberloch Place Suite 550, The Woodlands, Texas 77380, and our telephone number is (281) 353-4475. Our website is www.mind-technology.com. The information found on, that can be accessed from or that is hyperlinked to, our website is not part of this prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Regulation S-K. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company if we have (i) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter.

The Offering

Issuer	MIND Technology, Inc.

Securities Offered	Up to $25,000,000 of common stock, par value $0.01 per share. As of August 29, 2025, the Company had 7,969,421 shares of common stock issued and outstanding.

Manner of Offering

“At-the-market” offering that may be made from time to time through or to our Sales Agent pursuant to the terms of the ATM Agreement. The Sales Agent is not required to sell any specific number or dollar amount of common stock offered by this prospectus supplement, but, subject to the terms and conditions of the ATM Agreement, will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such shares. Please see the section entitled “Plan of Distribution.”

Dividends

We have not paid any cash dividends on our common stock since our inception, and our board of directors does not contemplate the payment of cash dividends on our common stock in the foreseeable future. It is the present policy of our board of directors to retain earnings, if any, for use in developing and expanding our business. In the future, our payment of dividends on our common stock will also depend on the amount of funds available, our financial condition, capital requirements and such other factors as our board of directors may consider.

Use of Proceeds

We intend to use the net proceeds from this offering, after deducting the Sales Agent’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, future acquisitions, the financing of capital expenditures and additions to our working capital. Please see the section entitled “Use of Proceeds.”

Exchange Listing	Our common stock is listed on the Nasdaq under the symbol “MIND”.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of our common stock is Equiniti Trust Company, LLC.

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders

The material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock acquired in this offering by a non-U.S. holder are described in “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders.” Each non-U.S. holder is urged to consult its own tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences to it of owning and disposing of our common stock.

Book Entry and Form

The common stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

Risk Factors

Investing in our common stock involves risks. You should carefully read and consider the information beginning on page S-9 of this prospectus supplement and on page 7 of the accompanying base prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus supplement, including the information incorporated herein by reference, before deciding to invest in our common stock.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the information in this prospectus supplement and the accompanying base prospectus, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” the following risks and the risks in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated by reference herein, before making an investment decision. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The price of our common stock may be adversely affected by the future issuance and sale of additional common stock, including pursuant to the ATM Agreement, or by our announcement that such issuances and sales may occur.

We cannot predict the size of future issuances or sales of our common stock, including those made pursuant to the ATM Agreement with the Sales Agent, future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. In addition, Lucid Capital Markets LLC, as Sales Agent under the ATM Agreement, will not engage in any transactions that stabilize the price of our common stock. The issuance and sale of substantial amounts of common stock, including the issuances and sales pursuant to the ATM Agreement, or an announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

Your percentage ownership in us may be diluted by future issuances of common stock, which could reduce your influence over matters on which stockholders vote.

Our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock including common stock issuable upon the exercise of options or under equity-based incentive plans. Additional issuances of common stock would reduce your percentage influence over matters on which our stockholders vote.

You may experience immediate and substantial dilution.

If the offering price per share you pay in this offering exceeds the net tangible book value per share of our common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming we sell an aggregate amount of $25 million in this offering at an assumed public offering price of $10.12 per share, the closing price per share of our common stock on Nasdaq on August  29, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution in net tangible book value of $5.44 per share, representing a difference between the assumed public offering price per share and our as-adjusted net tangible book value per share after this offering. To the extent that outstanding options are exercised or outstanding restricted stock units vest and settle, investors purchasing our common stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agent, if any, after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the ATM Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering, if any, for general corporate purposes, which include, but are not limited to, working capital to grow the Company, debt payments, and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, if any, after deducting the Sales Agent’s commissions and our offering expenses, for general corporate purposes, which may include, among other things, future acquisitions, the financing of capital expenditures and additions to our working capital.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the use of any net proceeds, we may invest the net proceeds in interest-bearing, marketable securities.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of April 30, 2025, was approximately $24.5 million or approximately $3.07 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of up to a maximum aggregate amount of 2,470,356 shares of common stock, at an assumed offering price of $10.12 per share, which was the closing price of our common stock on Nasdaq on August 29, 2025, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of April 30, 2025 would have been approximately $48.9 million or approximately $4.68 per share. This represents an immediate increase in net tangible book value of approximately $1.61 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $5.44 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Offering price per share		$10.12
Net tangible book value per share as of April 30, 2025	$3.07
Increase per share attributable to this offering	$1.61
As-adjusted net tangible book value per share after giving effect to this offering		$4.68
Dilution per share to new investors participating in this offering		$5.44

The table above is based on 7,969,421 shares of common stock outstanding as of April 30, 2025, and excludes 559,967 shares of common stock issuable upon the exercise of options outstanding as of April 30, 2025 with a weighted average exercise price of $10.19 per share.

To the extent that after April 30, 2025, any outstanding stock options were or are exercised, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

Each $1.00 increase in the assumed public offering price of $10.12 per share, which was the last reported sale price of our common stock on Nasdaq on August 29, 2025, assuming the number of shares of common stock offered by us remains the same, would increase our as-adjusted net tangible book value per share after this offering by approximately $0.58 per share, and increase the dilution per share to new investors by approximately $0.77 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual number of shares that are sold in this offering and the prices at which such sales are made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Peter H. Blum is the Non-Executive Chairman of our board of directors, of which he is one of five total directors, and he is not an officer of the Company. Mr. Blum is also the Vice Chairman of the Sales Agent. Mr. Blum recused himself from the board of director’s selection of the Sales Agent. As described in more detail in “Plan of Distribution,” the Sales Agent will receive underwriting discounts and commissions in connection with this offering. Mr. Blum will receive no portion of these commissions and discounts. The Sales Agent owns no shares of common stock of the Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes the material U.S. federal income tax considerations relevant to “non-U.S. Holders” (as defined below) with respect to the acquisition, ownership, and disposition of our common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure holders that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning, converting or disposing of our common stock.

This discussion is limited to holders that will hold our common stock, as “capital assets” (generally, property held for investment). This summary does not address any U.S. federal alternative minimum, estate or gift tax considerations, the Medicare tax on net investment income or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, including, but not limited to:

●	banks, insurance companies or other financial institutions;
●	tax-exempt or governmental organizations;
●	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);
●	dealers in securities or foreign currencies;
●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
●	persons subject to the alternative minimum tax;
●	persons whose functional currency is not the U.S. dollar;
●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other pass-through entities for U.S. federal income tax purposes and holders of interests therein;
●	persons deemed to sell our common stock under the constructive sale provisions;
●	persons that hold our common stock through the exercise of employee options or otherwise as compensation or through a tax-qualified retirement plan;
●	former citizens or long-term residents of the United States;
●	real estate investment trusts or regulated investment companies; and
●

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” holds our common stock the U.S. federal income tax treatment of a member of the entity generally will depend upon the status of the members and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, is not addressed in this discussion. Any entity that is classified for United States federal income tax purposes as a partnership or as a “disregarded entity” and that is considering acquiring our common stock, and any members of such an entity, should consult their own tax advisors.

EACH POTENTIAL INVESTOR IS URGED TO CONSULT WITH ITS OWN TAX ADVISER AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Definition of Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

●	an individual who is a citizen or resident of the United States;
●

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions on Common Stock

In general, distributions with respect to our common stock will be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable income tax treaty. To the extent that the amount of a distribution with respect to our common stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the non-U.S. Holder’s adjusted tax basis in such common stock, as the case may be, which reduces such basis dollar-for-dollar, and thereafter as gain from the sale or exchange of our common stock, the tax treatment of which is discussed below in “—Sale, Exchange, Redemption or Other Taxable Disposition.” To receive the benefit of a reduced treaty rate, a non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. Distributions treated as dividends that are effectively connected with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Non-U.S. Holders will be required to comply with certain certification requirements (generally by providing an IRS Form W-8ECI) in order for effectively connected income to be exempt from withholding tax. A non-U.S. Holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) of its “effectively connected earnings and profits,” subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition

Subject to the discussions below regarding redemptions treated as dividends and backup withholding, any gain realized by a non-U.S. Holder upon a sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income or withholding tax unless:

●

the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by you in the United States;

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain conditions are met; or
●	we are or have been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

A non-U.S. Holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale, exchange or other taxable disposition in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain. A non-U.S. Holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or lower applicable treaty rate) on the gain derived from the sale, exchange or other taxable disposition, which may be offset by certain U.S.-source capital losses.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not (and do not expect to become) a USRPHC for U.S. federal income tax purposes. However, even if we are or were to become a USRPHC, gain on the sale of stock of a USRPHC that is “regularly traded on an established securities market” (within the meaning of the applicable Treasury regulations) will be subject to U.S. federal income tax only in the case of a non-U.S. Holder that owns (actually or by applying constructive ownership rules) more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a non-regularly traded class of stock is convertible into a regularly traded class of stock, gain on the sale of that non-regularly traded stock will be subject to U.S. federal income tax only if, on any date on which such stock was acquired by the non-U.S. Holder, the non-regularly traded stock acquired by such non-U.S. Holder (including all previously acquired stock of the same class) had a fair market value greater than 5% of the regularly traded class of the corporation’s stock into which it is convertible as measured on such date. If we were to become a USRPHC and our common stock (as applicable) was not considered to be regularly traded on an established securities market, a non-U.S. Holder (regardless of the percentage of our common stock owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock, and a 15% withholding tax would apply to the gross proceeds from such disposition.

We believe that our common stock currently is considered to be regularly traded on an established securities market. Non-U.S. Holders that may own (or be treated as owning) more than 5% of our common stock are encouraged to consult their tax advisors.

Backup Withholding and Information Reporting

Distributions paid to non-U.S. Holders on shares of our common stock and the amount of tax withheld on such distributions must be reported annually to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will not be subject to backup withholding on dividends the holder receives on shares of our common stock if the holder provides the applicable withholding agent with proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of the holder’s status as a non-U.S. person or other exempt status.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. Information reporting will apply, however, if a non-U.S. Holder sells shares of our common stock outside the United States through a U.S. broker or a foreign broker with certain U.S. connections. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. Holder to the IRS and also backup withhold on that amount unless the non-U.S. Holder provides appropriate certification to the broker (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of the holder’s status as a non-U.S. person or other exempt status.

Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is properly furnished to the IRS on a timely basis.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on withholdable payments, including any dividends paid on our common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed Treasury regulations released in December 2018 provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury regulations until they are revoked or final Treasury regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

PLAN OF DISTRIBUTION

We have entered into an ATM Agreement with the Sales Agent pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to the Sales Agent pursuant to this prospectus supplement and the accompanying prospectus. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock. Under the ATM Agreement, sales of our common stock may also be made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law, and in each case may be deemed to be “at the market offerings.” If we and the Sales Agent agree on a method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing U.S. trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

During the term of the ATM Agreement, we may deliver a sales notice to the Sales Agent specifying the amount of common stock to be sold, the minimum price below which sales cannot be made, and the length of the selling period. Upon receipt of a sales notice from us, and subject to the terms and conditions of the ATM Agreement, the Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell the shares of our common stock on such terms. We or the Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other.

Settlement for sales of our common stock will occur on the first trading day following the date any sales were made, unless we otherwise agree with the Sales Agent. The obligation of the Sales Agent under the ATM Agreement to sell shares of our common stock pursuant to any sales notice is subject to a number of conditions, which the Sales Agent may waive in its sole discretion. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to up to 2.0% of the gross sales price of the shares of our common stock that the Sales Agent sells pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the ATM Agreement, we have also agreed to reimburse the Sales Agent for the fees and disbursements of its legal counsel in an amount not to exceed $60,000. In addition, we have agreed to reimburse the Sales Agent for the fees and disbursements of its legal counsel in connection with the Sales Agent’s ongoing diligence, drafting and other filing requirements arising from this offering in an amount not to exceed $7,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding commission payable to the Sales Agent under the terms of the ATM Agreement, will be approximately $120,000. We will report at least quarterly the number of shares of our common stock sold through or to the Sales Agent under the ATM Agreement and the net proceeds to us in connection with such sales of our common stock.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

This offering of our common stock pursuant to the ATM Agreement will terminate upon the earlier of the termination of the ATM Agreement as provided therein and the expiration of the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This is a brief summary of the material provisions of the ATM Agreement and does not purport to be a complete statement of its terms and conditions. We are filing a copy of the ATM Agreement with the Securities and Exchange Commission on a Current Report on Form 8-K concurrently with the filing of this prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Holland & Knight LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of MIND Technology Inc. (the “Company”) as of January 31, 2025 and 2024, and for the years then ended, and the related notes and schedule, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended January 31, 2025, have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated April 25, 2025

PROSPECTUS

MIND Technology, Inc.

$100,000,000

Common Stock
Preferred Stock
Debt Securities

This prospectus relates to the offer and sale of our (i) common stock, par value $0.01 per share, (ii) preferred stock, par value $1.00 per share and (iii) debt securities, from time to time, in one or more offerings. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.

The common stock, preferred stock and debt securities are referred to in this prospectus as the “securities”.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our shares of common stock are listed on the NASDAQ Capital Market or the “Nasdaq” under the symbol “MIND”. On April 24, 2025, the closing price of our shares of common stock, as quoted on the Nasdaq, was $6.55 per share.

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INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $100,000,000 in total aggregate offering price of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information that you may need to make your investment decision.

We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information that we have previously filed with the SEC that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “MIND,” “we,” “our” and “us” refer to MIND Technology, Inc. and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-13490) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.mind-technology.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on April 25, 2025; and

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the description of our shares of common stock contained in our registration statement on Form 8-A filed with the SEC on November 18, 1994 pursuant to Section 12 of the Exchange Act, as updated by the description of our common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on April 25, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, at no cost, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

MIND Technology, Inc.
2002 Timberloch Place
Suite 550
The Woodlands, Texas 77380
Attention: Corporate Secretary
(281) 353-4475

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” and other similar expressions identify forward-looking statements and express expectations about future events. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	risks associated with our manufacturing operations including availability and reliability of materials and components as well the reliability of the products that we manufacture and sell;
●	loss of significant customers;
●

the impact of disruptions in global supply chains due to various factors, including certain components and materials becoming unavailable, increased lead times for components and materials, as well as increased costs for such items;

●	demands from suppliers for advance payments could increase our need for working capital; inability to access such working capital could impede our ability to complete orders;
●	increased competition;
●	loss of key suppliers;
●	intellectual property claims by third parties;
●	the effect of uncertainty in financial markets on our customers’ and our ability to obtain financing;
●	our ability to successfully execute strategic initiatives to grow our business;
●	uncertainties regarding our foreign operations, including political, economic, currency, environmental regulation and export compliance risks;
●	seasonal fluctuations that can adversely affect our business;
●	fluctuations due to circumstances beyond our control or that of our customers;
●	defaults by customers on amounts due to us;
●	possible further impairment of our long-lived assets due to technological obsolescence or changes in anticipated cash flow generated from those assets;
●	inability to obtain funding or to obtain funding under acceptable terms;
●	changes in government spending, including efforts by the U.S. and other governments to decrease spending for defense contracts, or as a result of U.S. or other administration transition;
●

efforts by U.S. Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature and effect of such efforts;

●

fluctuations in demand for seismic data, which is dependent on the level of spending by oil and gas companies for exploration, production and development activities, and may potentially negatively impact the value of our assets held for sale;

●	inflation and price volatility in the global economy that could negatively impact our business and results of operations;
●	the consequences of future geopolitical events, which we cannot predict but which may adversely affect the markets in which we operate, our operations, or our results of operations; and
●	negative impacts to our business from security threats, including cybersecurity threats, and other disruptions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and all other information included or incorporated by reference into this prospectus.

Our Company

MIND Technology, Inc., a Delaware corporation (the “Company”), was incorporated in 1987. The Company, through its wholly owned subsidiaries, Seamap Pte Ltd, MIND Maritime Acoustics, LLC, Seamap (Malaysia) Sdn Bhd and Seamap (UK) Ltd, operates in one segment, Seamap. Our Seamap business designs, manufactures and sells a broad range of proprietary products for the seismic, hydrographic and offshore industries with product sales and support facilities based in Singapore, Malaysia, the United Kingdom and the state of Texas. Seamap’s primary products include (i) the GunLink seismic source acquisition and control systems; (ii) the BuoyLink RGPS tracking system used to provide precise positioning of seismic sources and streamers (marine recording channels that are towed behind a vessel) and (iii) SeaLink marine sensors and solid streamer systems (collectively, the “SeaLink” product line or “towed streamer products”). These towed streamer products are primarily designed for three-dimensional, high-resolution marine surveys in marine survey applications, and its customers include foreign and domestic commercial marine survey companies and various governmental institutions.

Corporate Information

Our principal executive offices are located at 2002 Timberloch Place Suite 400 The Woodlands, Texas 77380, and our telephone number is (281) 353-4475. Our website is www.mind-technology.com. The information found on, that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Regulation S-K. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company if we have (i) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in such filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include, among other things:

●	funding working capital requirements;
●	capital expenditures;
●	repayment or refinancing of indebtedness;
●	strategic acquisitions;
●	general corporate purposes; and
●	repurchases and redemptions of securities.

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

We have authorized capital stock consisting of 40,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote at a meeting of our stockholders. In matters other than the election of directors, stockholder approval requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter, voting as a single class, unless the matter is one upon which, by express provision of law, our charter or our bylaws, a different vote is required. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, election of directors is determined by a plurality of the votes cast.

In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of our preferred stock, amendments to our charter must be approved by the board of directors and thereafter by at least a majority of the voting power of all then-outstanding shares of capital stock entitled to vote thereon, and a majority in voting power of each class entitled to a separate class vote. A separate class vote is provided for amendments to the charter changing the authorized shares of a class of stock (unless the charter provides otherwise), changing the par value of a class of stock, or adversely affecting the rights, powers and preferences of the class of stock.

Our bylaws may be amended by the vote of at least a majority of our board of directors or the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

Pursuant to our charter, no stockholder has any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by us, unless specifically provided for in our charter or a preferred stock designation. The common stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Dividends. We have not paid any cash dividends on our common stock since our inception, and our board of directors does not contemplate the payment of cash dividends on our common stock in the foreseeable future. It is the present policy of our board of directors to retain earnings, if any, for use in developing and expanding our business. In the future, our payment of dividends on our common stock will also depend on the amount of funds available, our financial condition, capital requirements and such other factors as our board of directors may consider.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock from time to time in one or more series, the shares of each series to consist of such number and to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed in our charter and in the resolution or resolutions providing for the issue of such series adopted by the board of directors as hereafter prescribed (a “Preferred Stock Designation”).

Subject to any limitations prescribed by law and the rights of any series of preferred stock then outstanding, if any, authority is hereby expressly granted to and vested in the board of directors to authorize the issuance of preferred stock from time to time in one or more series, and with respect to each series of preferred stock, to fix and state by the Preferred Stock Designation the number of shares and the designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions relating to each series of preferred stock, including, but not limited to, the following:

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whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate series either alone or together with the holders of one or more other classes or series of stock;

●	the number of shares to constitute the series and the designation thereof;
●	restrictions on the issuance of shares of the same series or of any other series;
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whether or not the shares of any series shall be redeemable at the option of the Company or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

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whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

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the dividend rate, if any, whether dividends are payable in cash, stock of the Company or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

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the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Company;

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whether or not the shares of any series, at the option of the Company or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Company and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange or redemption may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

●	such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any series as may to the board of directors seem advisable.

The shares of each series of preferred stock may vary from the shares of any other series thereof in any or all of the foregoing respects.

Stock Options and Warrants

As of April 25, 2025, we had no outstanding warrants to purchase shares of our common stock. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities.

As of April 24, 2025, we had 621,000 outstanding options to purchase our common stock, issued under our Amended and Restated Stock Awards Plan. We may in the future issue additional stock options to certain officers and directors and to third-party consultants pursuant to the Amended and Restated Stock Awards Plan or other equity incentive plan adopted by our board of directors.

Certain Provisions of Delaware Law, Our Charter and Our Bylaws

Provisions of our charter, bylaws and the Delaware General Corporation Law (the “DGCL”) may tend to delay, defer or prevent a potential unsolicited offer or takeover attempt that is not approved by our board of directors but that our stockholders might consider to be in their best interest, including an attempt that might result in stockholders receiving a premium over the market price for their shares.

Because our board of directors is authorized to issue preferred stock with preferences and rights as it determines, it may afford the holders of any series of preferred stock preferences, rights or voting powers superior to those of the holders of common stock. These provisions:

●	encourage potential acquirers to deal directly with our board of directors;
●	give our board of directors the time and leverage to evaluate the fairness of the proposal to all stockholders;
●	enhance continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors; and
●	discourage certain tactics that may be used in proxy fights.

Our board of directors has adopted an anti-takeover policy which provides that it will not use certain measures with respect to preferred stock for anti-takeover measures without prior stockholder approval.

No Cumulative Voting. Our bylaws provide that holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

Requirements for Advance Notification of Stockholder Nomination and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Our bylaws prescribe specific information that the stockholder’s notice must contain, including, among other things:

(1)	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder in such business;
(2)	the name and address of such stockholder, as they appear on our books;
(3)	the number of shares, number and type of derivative instruments or other interests in the Company that are beneficially owned by such stockholder;
(4)	any material interest of the stockholder in such business;
(5)

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and

(6)

a representation as to whether or not such stockholder will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Company’s outstanding stock reasonably believed by the stockholder to be sufficient to elect such nominee or nominees.

Generally under our bylaws, to be timely, notice must be received by the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Notwithstanding the specific provisions of our bylaws, stockholders may request inclusion of proposals in our proxy statement pursuant to Rule 14(a)-8 under the Exchange Act or inclusion of nominees in our proxy statement pursuant to other SEC proxy rules.

Removal of Directors. Our charter provides that, subject to the rights of holders of any series of our preferred stock with respect to the election of directors, our stockholders may remove a director, with or without cause, by the affirmative vote of a majority of the voting power of the outstanding shares of our stock entitled to vote generally for the election of directors.

Limitation of Liability and Indemnification Matters

Our charter limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We believe that the limitation of liability provision in our charter and bylaws will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law

Some provisions of Delaware law, our charter and our bylaws described below contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise, or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

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on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our charter and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our charter and bylaws:

●	permit our board of directors to issue up to 2,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
●	provide that the authorized number of directors may be changed only by resolution of the board of directors;
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provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of holders of our preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that our bylaws may only be amended by the affirmative vote of the holders of a majority of the voting power of our then-outstanding shares of stock entitled to vote thereon, voting as a single class, or by resolution adopted by a majority of the directors;

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provide that, subject to the rights of the holders of preferred stock, special meetings of the stockholders may only be called by a majority of the board of directors or upon the written request of the holders of 10% of the voting power of our outstanding stock;

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eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by law;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

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do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Exclusive Forum Provision. Our charter contains a provision stating that unless it consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder to bring (a) any derivative action or proceeding on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Company, (c) any action asserting a claim against the Company, its current or former directors, officers or employees or agents arising pursuant to any provision of the DGCL, or our charter or bylaws, or (d) any action asserting a claim against the Company, its current or former directors, officers or employees or agents governed by the internal affairs doctrine, except for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or over which the Court of Chancery does not have subject matter jurisdiction, and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

NASDAQ Listing

Our common stock is listed on the Nasdaq under the ticker symbol “MIND.”

DESCRIPTION OF DEBT SECURITIES

The “debt securities” will be either our senior debt securities (“senior debt securities”) or our subordinated debt securities (“subordinated debt securities”). The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and a trustee to be determined (the “Trustee”). Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The debt securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

General

The Indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The debt securities will be our unsecured obligations. If the prospectus supplement so indicates, the debt securities will be convertible into our common stock.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt securities as described in the prospectus supplement applicable to any subordinated debt securities.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our rights and the rights of our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be issued will be offered for sale and will describe the following terms of such debt securities:

●	the title of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;
●	any limit on the aggregate principal amount of the debt securities;
●	each date on which the principal of the debt securities will be payable;
●	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;
●	each place where payments on the debt securities will be payable;
●	any terms upon which the debt securities may be redeemed, in whole or in part, at our option;
●	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;
●	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

●	whether the debt securities are defeasible;
●	any addition to or change in the events of default;
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whether the debt securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

●	any addition to or change in the covenants in the Indenture applicable to the debt securities; and
●	any other terms of the debt securities not inconsistent with the provisions of the Indenture.

Debt securities, including any debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below, and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

PLAN OF DISTRIBUTION

We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;
●	the names of any underwriters, brokers, dealers or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price or public offering price of the securities;
●	the net proceeds to us from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers;
●	any commissions paid to agents; and
●	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions at prevailing market prices by us directly or through a designated agent, including sales made directly or through the facilities of the Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities offered by a prospectus supplement if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of MIND Technology, Inc. as of January 31, 2025 and 2024, and for the years then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended January 31, 2025, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

MIND Technology, Inc.

$25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

September 2, 2025